UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018 (June 20, 2018)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Wall Street West, Suite 275 Lyndhurst, New Jersey	07071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of CCA Industries, Inc. held on June 20, 2018 the following directors were elected by the Common Stock shareholders:

Lance Funston, 3,170,333 votes for, 34,665 votes withheld
Brent Funston, 3,158,953 votes for, 46,045 votes withheld
S. David Fineman, 3,168,076 votes for, 36,922 votes withheld

The following directors were elected by the Common Stock Class A shareholders:

Sardar Biglari, 967,702 votes for, 0 votes withheld
Philip Cooley, 967,702 votes for, 0 votes withheld
Brian Haveson , 967,702 votes for, 0 votes withheld
Justin W. Mills, III, 967,702 votes for, 0 votes withheld

Proposal number two for the advisory vote on executive compensation was approved with 2,756,341 votes for, 300,908 votes against and 147,749 votes abstained.

Proposal number three for the frequency of the Company's advisory vote on executive compensation resulted in the shareholders recommending every three years with 554,824 votes for every one year, 13,428 votes for every two years, 1,642,543 votes for every three years and 26,501 votes abstained.

Proposal number three for the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal year ended November 30, 2018 was ratified, 4,419,394 votes for, 40,589 votes against and 66,330 votes abstained.

No other business was brought before the meeting for a vote by the shareholders.

Item 8.01 Other Events

The Company issued a press release on June 21, 2018, announcing the voting results for the shareholders annual meeting that took place on June 20, 2018.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued June 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 21, 2018

CCA Industries, Inc.
Registrant

By:         /s/ Stephen A. Heit x
Stephen A. Heit
Executive Vice President &
Chief Financial Officer